EXHIBIT 99.1

FOR IMMEDIATE RELEASE                      CONTACTS:   MICHAEL L. SHERIFF
---------------------                                  CHIEF EXECUTIVE OFFICER
                                                       X-CHANGE CORPORATION
                                                       (972) 747-0051

                                                       KATHLEEN HANAFAN
                                                       CHIEF OPERATIONS OFFICER
                                                       X-CHANGE CORPORATION
                                                       (972) 747-0051

                X-CHANGE CORPORATION HIRES GEORGE DECOURCY AS CFO

DALLAS, JULY 16, 2007 - THE X-CHANGE CORPORATION (OTCBB: XCHC) today announced it has appointed George DeCourcy, CPA, to the position of Chief Financial Officer. Mr. DeCourcy will be primarily responsible for guiding the financial transition during the company's growth phase to full commercialization.

Mr. DeCourcy has over 30 years financial management experience in high tech and other business sectors. Since 2002, he has served as president of Dallas-based Carriage Financial, where he spearheaded financings for several major public real estate enterprises, structured various commercial mixed-use deals, and assembled public structure and property portfolio financings for numerous clients.

From 1995 through 2001, Mr. Decourcy was co-founder, president and CEO of Anacom Communications, Inc., one of the first Internet-based companies processing credit card transactions for merchants. Prior to this, he served as executive vice president and CFO at Senior Living Properties, where he designed publicly traded real estate investment trusts for the senior housing industry. Earlier, he was executive vice president and CFO at Triland International Inc., where he structured, negotiated and drafted over 100 joint venture transactions with private/institutional investors.

He started his career as a tax manager with Arthur Andersen & Company, where he serviced clients in the manufacturing, investment and banking industries.

"I'm very gratified to be joining X-Change Corporation," said Mr. DeCourcy. "I anticipate contributing to many exciting business developments in the months to come."

Mr. DeCourcy holds degrees in accounting, finance and economics from Carleton University in Ottawa, Canada, and is an MBA candidate at the University of Texas at Dallas.

ABOUT X-CHANGE CORPORATION
X-Change Corporation, through its wholly-owned subsidiary, AirGATE Technologies, Inc. is a leader in unique, vertical market applications utilizing RFID and wireless, intelligent sensor technology. AirGATE Technologies, a full-solution company, handles business assessment, technology selection, including proprietary AirGATE technology, integration and support. The Company has, in an environment of technology cost compression, built a stable of technology partners that are best in class and span a wide range of solutions to support small, medium and large enterprises. Please visit www.airgatetech.com or www.x-changecorp.com for further information.

FORWARD-LOOKING STATEMENTS
Except for historical information contained herein, the statements made in this release constitute forward-looking statements (including within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934). Such forward-looking statements are based on current expectations that are subject to significant risks, including our need to raise capital, our dependence on strategic relationships with key suppliers and customers, our business model's dependence on widespread acceptance of RFID technology, our ability to develop recurring revenue streams and the competitiveness of the market in which we compete. These forward looking statements include statements regarding the intent, belief or current expectations of the X-Change Corporation, AirGATE Technologies and their respective managements regarding strategic directions, prospects, future events and future results such as our ability to raise the full $6 million dollars to complete our private placement in one or more additional closings. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by the X-Change Corporation, which are on file with the U.S. Securities and Exchange Commission and may be accessed at http://www.sec.gov or the X-Change Corporation's investor relations web page at http://www.x-changecorp.com/index.html, and specifically the most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. The X-Change Corporation disclaims any obligation to update or correct any forward-looking statements made herein.